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                             SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


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Check the appropriate box:
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        Rule 14a-6(e)(2))
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|X|     Definitive Additional Materials
|_|     Soliciting Material Pursuant under Section 240.14a-12


                                HUMBOLDT BANCORP
                (Name of Registrant as Specified in Its Charter)

                      _____________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following slide  presentation is being presented to certain Humboldt Bancorp shareholders on May 6, 2002. The slide outlines the proposals to be presented at Humboldt Bancorp's annual meeting to be held on May 20, 2002.

Slide 1:

Humboldt Bancorp

Annual Shareholders' Meeting
May 20, 2002
Proxy Proposal Overview

Slide 2:

Proposal 1 - Election of Directors

The following individuals are nominated to serve until the 2003 Annual Meeting:

Ronald F. Angell                Theodore S. Mason
Richard Claussen                John C. McBeth
Robert M. Daugherty             Kelvin H. Moss
Gary L. Evans                   Gary L. Napier
Garry D. Fish                   Tom Weborg
Gary C. Katz                    John R. Winzler
John W. Koeberer

Slide 3:

Proposal 2 -Ratification of Independent Accountants

     Ratify the appointment of KPMG LLP to serve as the Company's independent accountant for the fiscal year ended December 31, 2002. Representatives in attendance from KPMG
                Jim Welch, Partner
                Anker Christensen, Sr. Manager

Slide 4:

Proposal 3

     Approve an amendment to the Company's Articles of Incorporation to authorize the issuance of up to 20 million shares of preferred stock

          Currently, Humboldt's Articles of Incorporation only provide for the issuance of common stock

          In the future, preferred stock could be issued for business reasons under such terms that are appropriate at that time

Slide 5:

Proposal 3

What is preferred stock?

          It is a form of stock that has certain rights, or preferences, that are different from common stock.

          Preferred stock may have priority over common stock in the event of a company's liquidation

          Preferred stock generally pays a fixed dividend based upon an interest rate, like a bond. Preferred stock dividends may be paid before any dividends on common stock.

Slide 6:

Proposal 3

Why would Humboldt issue preferred stock?

     Preferred stock can be issued as part or all of the consideration paid in an acquisition.

          In certain acquisition situations, the seller might negotiate for some or all consideration to be in the form of preferred stock

          The absence of any current authorization to issue preferred stock could delay or otherwise jeopardize negotiations.

Slide 7:

Proposal 3

Why would Humboldt issue preferred stock? (continued)

     Preferred stock can be issued as an anti-takeover device

In what way can preferred stock serve as an anti-takeover device?

     Preferred stock could be sold in a private placement to investors who support the Board's opposition to a hostile takeover attempt or to dilute the ownership/voting power of a third party

Slide 8:

Proposal 3

In what way can preferred stock serve as an anti-takeover device?

     Preferred stock can be issued with voting rights or conversion rights to common stock that are superior to common stock

     This could adversely affect shareholders who may want to participate in the hostile tender offer

     Use of preferred stock as an anti-takeover device is not meant to prevent an acquisition of the Company, but rather to force any potential acquirer to deal in good faith with the Board of Directors

Slide 9:

Proposal 3

What other bank holding companies have authorized preferred stock?

         Greater Bay Bancorp
         Redwood Empire Bancorp
         Trico Bancshares
         North Valley Bancorp
         VIB Corporation
         Western Sierra Bancorp
         Pacific Capital Bancorp
         Redding Bancorp

Slide 10:

Proposal 3

Does the Company have any current plans to issue preferred stock?

     At the present time, we have no plans or commitments to issue preferred stock.

Slide 11:

Proposal 4

Approve an amendment to the Company's Articles of Incorporation to increase the number of authorized common shares to 100 million.

Why does the number of authorized shares need to be increased?

     For issuance in connection with acquisitions

     For issuance as a means of raising capital

     For future stock splits and/or dividends

     For use as an anti-takeover device

Slide 12:

Proposal 4

The Company currently has 50 million shares authorized and approximately 12 million shares outstanding in form of shares, options and warrants

     o The following example illustrates how the share issuance can change dramatically:

     o Year 1 - issue 6 million shares for merger consideration

     o Year 2 - 2 for 1 stock split

     o Year 2 - issue 10 million shares for merger consideration

     o Total shares issued: 46 million

Slide 13:

Proposal 4

When Humboldt Bancorp was formed, the Articles of Incorporation provided for the authorization of 20 million shares of common stock

     At 12/31/1998, there were 2.1 million shares and equivalents outstanding, or 11% of the total number authorized.

     Authorization increased to 50 million in 1999 in connection with 5-for-2 split

     At 12/31/2001, there were 12.1 million shares and equivalents outstanding, or 24% of the total number authorized.

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Slide 14:

Proposal 4

The Company has no commitments or plans to issue additional common stock or preferred stock with conversion rights at this time.


Slide 15:

A graph is presented showing the total shareholder return on Humboldt's common stock with the comparable cumulative total return for The Nasdaq Stock Market Index and the SNL Securities, Inc. $500 Million to $1 Billion Bank Index for the five year period commencing January 1, 1997 and ending December 31, 2001. The graph assumes $100 was invested on December 31, 1996, and that all dividends were reinvested during each period presented.


                                                                        Period Ending

Index                                   12/31/96        12/31/97        12/31/98        12/31/99        12/31/00        12/31/01

Humboldt Bancorp                         100.00          155.00          138.87          175.31          151.25          128.94

NASDAQ - Total US                        100.00          122.48          172.68          320.89          193.01          153.15

SNL $500M-$1B Bank Index                 100.00          162.56          159.83          147.95          141.62          183.73


Slide 16:

A graph is presented showing the total shareholder return on Humboldt's common stock with the comparable cumulative total return for the The Nasdaq Stock Market Index and the SNL Securities, Inc. $500 Million to $1 Billion Bank Index for the five year period commencing January 1, 1997 and ending December 31, 2001 and as of April 29, 2002. The graph assumes $100 was invested on December 31, 1996, and that all dividends were reinvested during each period presented.

                                                                        Period Ending

Index                      12/31/96        12/31/97        12/31/98        12/31/99        12/31/00        12/31/01      04/29/02

Humboldt Bancorp            100.00          155.00          138.87          175.31          151.25          128.94        199.92

NASDAQ - Total US           100.00          122.48          172.68          320.89          193.01          153.15        127.59

SNL $500-$1B Bank Index     100.00          162.56          159.83          147.95          141.62          183.73        197.01
